Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191923) pertaining to the Sprague Resources LP 2013 Long-Term Equity Incentive Plan of our report dated March 27, 2014 with respect to the combined and consolidated financial statements of Sprague Resources LP and Sprague Resources, LLC (the Predecessor), included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/Ernst & Young LLP

New York, New York

March 27, 2014